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                                                                   EXHIBIT 10.16

                          GENERAL DYNAMICS CORPORATION

                        1997 INCENTIVE COMPENSATION PLAN


1. Purpose. This plan is an amendment and restatement of the 1988 Incentive Compensation Plan; it is renamed the "1997 Incentive Compensation Plan" and is referred to hereinafter as the "Plan." The purpose of the Plan is to provide General Dynamics Corporation and its subsidiaries (the "Company") with an effective means of attracting, retaining, and motivating officers and other key employees and to provide them with incentives to enhance the growth and profitability of the Company.

2. Eligibility. Any officer or key employee of the Company in an executive, administrative, professional, scientific, engineering, technical, or advisory capacity is eligible for an award under the Plan.

3. Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company comprised of two or more members of the Board of Directors, none of whom shall be employees of the Company. Except as otherwise expressly provided in the Plan, the Committee shall have full power and authority to interpret and administer the Plan, to determine the officers and key employees to receive awards and the amounts and types of the awards, to adopt, amend, and rescind rules and regulations, and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan, provided, however, that the Committee may not, after the date of any award, make any changes that would adversely affect the rights of a recipient under any award without the consent of the recipient. The determination of the Committee on these matters shall be final and conclusive and binding on the Company and all participants.

        Code Section 162(m) Subcommittee. Notwithstanding the foregoing paragraph, the Plan shall be administered by a subcommittee of the Committee (the "Subcommittee") with respect to persons covered by the deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Subcommittee shall comprise two or more members of the Committee, all of whom shall be "outside directors" as that term is used in Code Section 162(m). With respect to such persons subject to Code Section 162(m), the Subcommittee shall have all of the powers, rights, and duties granted to the Committee under this Plan and each reference to the "Committee" herein shall be deemed to be a reference to the "Subcommittee."

4. Awards. Awards may be made by the Committee in such amounts as it shall determine in cash, in common stock of the Company ("Common Stock"), in options to purchase Common Stock of the Corporation ("Stock Options"), or in shares of Common Stock subject to certain restrictions ("Restricted Stock"), or any combination thereof. Awards of Stock Options shall be limited to awards for such number of shares as shall be allocated for that purpose by the Board of Directors and approved by the shareholders.


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5.      Code Section 162(m) Awards. Awards to persons covered by the deduction limitation of Code Section 162(m), as described by Code Section 162(m)(3), shall be subject to the following additional limitations:

        a. Adjustments. The Subcommittee shall have no discretion to increase an award of Stock Options and/or Restricted Stock once granted, except that adjustments are permitted under Sections 11 and 12 of this Plan to the extent permissible under regulations interpreting Code Section 162(m).

        b. Maximum Awards. Awards of Stock Options and/or Restricted Stock under the Plan shall be limited as follows:

                (1) Awards of Stock Options shall be limited to 500,000 shares awarded to any one individual for any calendar year and shall be issued at fair market value.

                (2) Awards of Restricted Stock shall be limited to 100,000 shares awarded to any one individual for any calendar year. Notwithstanding the foregoing, Restricted Stock granted under the Restricted Stock Performance Formula, described below, shall be limited to an initial grant of 100,000 shares, but shall be adjusted upwards or downwards in accordance with that formula.

        c. Performance Goals. The Subcommittee, in its sole discretion, shall establish performance goals applicable to awards of Restricted Stock in such a manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in Code Section 162(m)(4)(C). Such awards shall be based on attainment of, over a specified period of individual performance, specified targets or other parameters relating to one or more of the following business criteria: market price of Common Stock, earnings per share, net profits, total shareholder return, return of shareholders' equity, cash flow, and cumulative return on net assets employed. In addition, awards of Restricted Stock may be based on the Restricted Stock Performance Formula, described below.

6. Restricted Stock Performance Formula. Awards of Restricted Stock may be granted pursuant to the formula described in this section, referred to herein as the "Restricted Stock Performance Formula." The Committee shall make an initial grant of shares of Restricted Stock (the "Initial Grant"). At the end of a specified performance period (determined by the Committee), the number of shares in the Initial Grant shall be increased or decreased based on the increase or decrease in the value of the Common Stock over the performance period.

        The increase or decrease described in the preceding paragraph shall be determined in the following manner:

                At the end of each performance period, the fair market value (as defined in Section 7 below) of the Common Stock is compared to the fair market value per share on the grant date. That difference is multiplied by the number of shares of Restricted Stock to be earned at the end of each performance period and the resulting product is divided by the fair market value at the end of the performance period. The number of shares of Common Stock so determined is added to (in the case of a higher fair market value) or subtracted from (in the case of a lower fair market value) the number of shares of Restricted Stock to be earned at that time. Once the number of


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                shares of Restricted Stock has been adjusted, restrictions will continue to be imposed for a period of time.

7. Common Stock. In the case of awards in Common Stock, the number of shares shall be determined by dividing the amount of the award by the average between the highest and lowest quoted selling prices of the Company's Common Stock on the New York Stock Exchange on the date of the award. The average is referred to throughout this Plan as the "fair market value."

8.      Dividend Equivalents and Interest.

        a. Dividends. If any award in Common Stock or Restricted Stock is to be paid on a deferred basis, the recipient may be entitled, on terms and conditions to be established, to receive a payment of, or credit equivalent to, any dividend payable with respect to the number of shares of Common Stock or Restricted Stock which, as of the record date for the dividend, has been awarded or made payable to the recipient but not delivered.

        b. Interest. If any award in cash is to be paid on a deferred basis, the recipient may be entitled, on terms and conditions to be established, to be paid interest on the unpaid amount.

9. Restricted Stock Awards. Restricted Stock represents awards made in Common Stock in which the shares granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except upon passage of time, or upon satisfaction of other conditions, or both, in every case as provided by the Committee in its sole discretion. The recipient of an award of Restricted Stock shall be entitled to vote the shares awarded and to the payment of dividend equivalents on the shares from the date the award of shares is made; and, in addition, all Special Distributions (as defined in Section 11 hereof) thereon shall be credited to an account similar to the Account described in Section 11. The recipient of an award of Restricted Stock shall have a nonforfeitable interest in amounts credited to such account in proportion to the lapse of restrictions on the Restricted Stock to which such amounts relate. For example, when restrictions lapse on fifty percent (50%) of the Restricted Stock granted in an award, the holder of such Restricted Stock shall have a nonforfeitable interest in fifty percent (50%) of the amount credited to his account which is attributable to such Restricted Stock. The holder of Restricted Stock shall receive a payment in cash of any amount in his account as soon as practicable after the lapse of restrictions relating thereto.

10.     Stock Option Awards.

        a. Available Shares. Shares available for awards of Stock Options under the Plan at the effective date of the restatement of the Plan shall be available for awards of Stock Options under the Plan. Shares available for awards of Stock Options may be authorized but unissued shares or may be treasury shares. If any option awarded under the Plan or any predecessor plan shall expire, terminate, or be canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares which were reserved for issuance upon exercise thereof shall again be available for the purposes of the Plan.

        b. Type of Options. Options shall be in the form of incentive stock options, non-statutory stock options, or both, as the Committee may determine. The term "incentive stock option" means any option, or portion thereof, awarded under the Plan which meets the applicable requirements of Section 422 of the Internal Revenue Code, as it may be amended from time to time. The term


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                "non-statutory stock option" means any option, or portion
                thereof, awarded under the Plan which does not qualify as an incentive stock option.

        c. Incentive Stock Option Limitation. For incentive stock options granted under the Plan, the aggregate fair market value (determined as of the date the option is awarded) of the number of whole shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all plans of the Company shall not exceed $100,000.

        d. Purchase Price. The purchase price of the Common Stock under each option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock on the date of the award of the option.

        e. Terms and Conditions. The Committee shall, in its discretion, establish (i) the term of each option, which in the case of incentive stock options shall not be more than ten years, (ii) the terms and conditions upon which and the times when each option shall be exercised, and (iii) the terms and conditions under which options may be exercised after termination of employment for any reason for periods not to exceed three years after termination of employment but not beyond the term established above.

        f. Purchase by Cash or Stock. The purchase price of shares purchased upon the exercise of any stock option shall be paid
                (i) in full in cash, or (ii) in whole or in part (in combination with cash) in full shares of Common Stock owned by the optionee and valued at its fair market value on the date of exercise, all pursuant to procedures approved by the Committee.

        g. Transferability. Options shall not be transferable. During the lifetime of the person to whom an option has been awarded, it may be exercisable only by such person or one acting in his stead or in a representative capacity. Upon or after the death of the person to whom an option is awarded, an option may be exercised by the optionee's legatee or legatees under his last will, or by the option holder's personal representative or distributee's executive, administrator, or personal representative or designee in accordance with the terms of the option.

11. Adjustments for Special Distributions. The Committee shall have the authority to change all Stock Options granted under this Plan to adjust equitably the purchase price thereof to reflect a special distribution to shareholders or other extraordinary corporate action involving distributions or payments to shareholders (collectively referred to as "Special Distributions"). In the event of any Special Distribution, the Committee may, to the extent that it determines in its judgment that the adjustment of the purchase price of Stock Options does not fully reflect such Special Distribution, increase the number of shares of Common Stock covered by such Stock Options or cause to be created a Special Distribution account (the "Account") in the name of each individual to whom Stock Options have been granted hereunder (sometimes herein referred to as a "Grantee") to which shall be credited an amount determined by the Committee, or, in the case of non-cash Special Distributions, make appropriate comparable adjustments for or payments to or for the benefit of the Grantee.

        Amounts credited to the Account in accordance with the preceding rules shall be credited with interest, accrued monthly, at an annual rate equal to the higher of Moody's Corporate Bond Yield Average or the prime rate in effect from time to time, and such interest shall be credited in accordance with rules to be established by the Committee. Notwithstanding the foregoing, at no time


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        shall the Committee permit the amount credited to the Grantee's Account to exceed ninety percent (90%) of the purchase price of the Grantee's outstanding Stock Options to which such amount relates. To the extent that any credit would cause the Account to exceed that limitation, such excess shall be distributed to the Grantee in cash.

        Amounts credited to the Grantee's Account shall be paid to the Grantee or, if the Grantee is deceased, his or her beneficiary at the time that the options to which it relates are exercised or expire, whichever occurs first.

        The Account shall for all purposes be deemed to be an unfunded promise to pay money in the future in certain specified circumstances. As to amounts credited to the Account, a Grantee shall have no rights greater than the rights of a general unsecured creditor of the Company, and amounts credited to the Grantee's Account shall not be assignable or transferable other than by will or the laws of descent and distribution, and such amounts shall not be subject to the claims of the Grantee's creditors.

12. Adjustments and Reorganizations. The Committee may make such adjustments to awards granted under the Plan (including the terms, exercise price, and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price, or share status.

        In the event of any merger, reorganization, consolidation, change of control, recapitalization, separation, liquidation, stock dividend, stock split, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate. The determination of the Committee on these matters shall be final and conclusive and binding on the Company and all participants.

        In the preceding paragraph, "change of control" means any of the following events:

        a. An acquisition (other than directly from the Company) of any voting securities of the Company by any person who previously was the beneficial owner of less than ten percent of the combined voting power of the Company's outstanding voting securities and who immediately after such acquisition is the beneficial owner of 30 percent or more of the combined voting power of the Company's then outstanding voting securities; provided that, in determining whether a change of control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (ii) the Company or any subsidiary of the Company, or (iii) any person in connection with a Non-Control Transaction (as hereinafter defined), will not constitute an acquisition which results in a change of control;

        b.      Approval by stockholders of the Company of:

                (1) a merger, consolidation, or reorganization involving the Company, unless:

                                (A)     the stockholders of the Company
                                        immediately before such merger,
                                        consolidation, or reorganization will
                                        own, directly or indirectly, immediately following such merger, consolidation, or reorganization, at least 51 percent of the combined voting power of the outstanding voting securities of the


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                                        corporation resulting from such merger,
                                        consolidation, or reorganization (the
                                        "Surviving Company") in substantially
                                        the same proportion as their ownership
                                        of the voting securities of the Company
                                        immediately before such merger,
                                        consolidation, or reorganization; and

                                (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute a majority of the members of the Board of Directors of the Surviving Company; and

                                (C) no person (other than the Company, any subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company, any subsidiary of the Surviving Company, or any person who, immediately prior to such merger, consolidation, or reorganization, was the beneficial owner of 20 percent or more of the then outstanding voting securities of the Company) is the beneficial owner of 20 percent or more of the combined voting power of the Surviving Company's then outstanding voting securities;

                                (D) a transaction described in clauses (A) through (C) above is referred to herein as a "Non-Control Transaction;"

                (2)     the complete liquidation or dissolution of the Company;
                        or

                (3) an agreement for sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company).

        c. Notwithstanding the foregoing, a change of control will not be deemed to occur solely because any person (a "Subject Person") acquires beneficial ownership of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change of control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a change of control will be deemed to have occurred.

13. Tax Withholding. The Company shall have the right to (i) make deductions from any settlement of an award under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any award, in each case in an amount sufficient to satisfy withholding of any federal, state, or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the fair market value of any such shares of Common Stock, as of the appropriate time of each award.


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14.     Expenses. The expenses of administering the Plan shall be borne by the
        Company.

15. Amendments. The Board of Directors of the Company shall have complete power and authority to amend the Plan, provided that the Board of Directors shall not, without shareholder approval, adopt any amendment which would (a) increase the number of shares for which options may be awarded under the Plan, (b) modify the class of employees eligible to receive awards, (c) extend the period during which incentive stock options may be awarded, or (d) materially increase the benefits of employees receiving awards under the Plan. No amendment to the Plan may, without the consent of the individual to whom the award shall theretofore have been awarded, adversely affect the rights of an individual under the award.

16. Effective Date of the Plan. The Plan shall become effective on its adoption by the Board of Directors of the Company on February 5, 1997, subject to approval at the 1997 Annual Meeting of Shareholders.

17. Termination. The Board of Directors of the Company may terminate the Plan or any part thereof at any time, provided that no termination may, without the consent of the individual to whom any award shall theretofore have been made, adversely affect the rights of an individual under the award.

18. Other Actions. Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company (a) to award options for proper corporate purposes otherwise than under the Plan to an employee or other person, firm, corporation, or association, or (b) to award options to, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation, or association.


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